                                                                    EXHIBIT 23.2




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






Galaxy Nutritional Foods, Inc.
Orlando, Florida



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 20, 2001 (except for Note 5 as to which the date is July 16, 2001), relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the company's Annual Report on Form 10-K, as amended, for the year ended March 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
New York, New York




October 1, 2001